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                   FORM OF ADMINISTRATIVE SERVICES AGREEMENT

       This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of __________, 1998, by and between LTC PROPERTIES, INC., a Maryland corporation ("LTC"), and LTC HEALTHCARE, INC., a Nevada corporation ("Healthcare," and collectively with LTC, the "Parties"), effective as of the Distribution Date (as hereinafter defined).

                                  R E C I T A L S

       WHEREAS, subject to certain conditions, LTC intends to spin-off certain businesses and assets by distributing to LTC common stockholders, Series C preferred stockholders and debentureholders 1/10 of a share of common stock, $.01 par value per share, of Healthcare for each share of common stock, $.01 par value per share ("LTC Common Stock"), of LTC held and for each share of LTC Common Stock into which shares of Series C preferred stock and debentures may be converted as of the close of business on the Record Date (the "Distribution");

       WHEREAS, in connection with the Distribution, LTC and Healthcare have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement");

       WHEREAS, after the Distribution, Healthcare will need office space for its principal corporate office and certain management and administrative services to be provided by LTC to Healthcare for a period of time from and after the Distribution Date; and

       WHEREAS, in connection with the Distribution, Healthcare has requested LTC to provide, and LTC has agreed to provide, office space and certain management and administrative services to Healthcare from and after the Distribution Date pursuant to the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LTC and Healthcare agree as follows:

   1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

       "Affiliate" -- with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of LTC shall not include Healthcare or any other Person which would be an Affiliate of LTC by reason of LTC's ownership of the capital stock of Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC, and (ii) the Affiliates of Healthcare shall not include LTC or any other Person which would be an Affiliate of Healthcare by reason of LTC's ownership of the capital stock of


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Healthcare prior to the Distribution or the fact that any officer or director of
Healthcare shall also serve as an officer or director of LTC.

       "Agreement" -- shall have the meaning set forth in the introductory paragraph hereof.

       "Change in Control" shall mean a change in ownership or control of a party effected through either of the following transactions:

                     (i) any person or related group of persons (other than such party or a Affiliate of such party) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of such party's outstanding securities; or

                     (ii) there is a change in the composition of such party's board of directors over a period of thirty-six (36) consecutive months (or less) such that a majority of the board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of board members, to be comprised of individuals who either
       (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time such election or nomination was approved by the board; or

                     (iii) there is a change in the composition of such party's senior executive management such that both Andre C. Dimitriadis and James
       J. Pieczynski cease to be employed by such party.

       "Distribution" -- shall have the meaning set forth in the first recital of this Agreement.

       "Distribution Agreement" -- the agreement described in the second recital of this Agreement.

       "Distribution Date" -- the date on which the Distribution occurs, as defined in the Distribution Agreement.

       "Employee Benefit Plan" -- any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of LTC Employees or former LTC Employees or individual LTC Employee or former LTC Employee, or the dependents or beneficiaries of any such LTC Employee or former LTC Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by LTC to any LTC Employee or former LTC Employee or the beneficiaries of any such LTC Employee or former LTC Employee, adopted or entered into by LTC prior to, upon or after the Distribution. The term "Employee Benefit Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by LTC relating to settlement of actual or potential LTC Employee related litigation claims.


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       "First Month" --  In the event that the Distribution Date does not fall on the first day of a month, the month that includes the Distribution Date.

       "Full Month" --  A full calendar month during the Term.

       "Healthcare" -- shall have the meaning set forth in the introductory paragraph hereof.

       "Healthcare Business" -- any business or operation of Healthcare which is, pursuant to the Distribution Agreement, to be conducted by Healthcare after the Distribution.

       "Healthcare Employee" -- any individual who (i) is independently hired by Healthcare after the Distribution Date as an employee of Healthcare, and (ii) is not an employee or director of LTC.

       "Last Month" -- In the event that the Termination Date does not fall on the last day of a month, the month that includes the Termination Date.

       "LTC" -- shall have the meaning set forth in the introductory paragraph hereof.

       "LTC Employee" -- any individual who is an employee or director of LTC and is not a Healthcare Employee.

       "Month" --  a Full Month, First Month or Last Month, as the case may be.

       "Monthly Fee" -- The amount payable by Healthcare to LTC under Section
4.1 herein with respect to a particular Full Month or any First Month or Last Month.

       "Parties" -- shall have the meaning set forth in the introductory paragraph hereof.

       "Person" -- any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

       "Principal Office" -- shall have the meaning set forth in Section 4.2 hereof.

       "Record Date" -- _________, 1998.

       "Services" -- shall have the meaning set forth in Section 2 hereof.

       "Term" -- shall have the meaning set forth in Section 3 hereof.

       "Termination Date" -- shall have the meaning set forth in Section 3 hereof.

   2. ENGAGEMENT OF LTC. During the term of this Agreement, LTC shall provide to Healthcare office space and certain management and administrative services ("Services"), as more fully described and defined below, as may be necessary or desirable, or as Healthcare may reasonably request or require, in connection with the business, operations and affairs of Healthcare. "Services" means and includes, without limitation, the furnishing of advice, assistance, guidance, equipment, office space and the services of LTC Employees in connection with, among other things, (i) the Healthcare

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Business and (ii) the use of LTC's management information and accounting system, the administration of insurance and worker's compensation programs, legal and employee benefit services and the preparation of payrolls.

   3. TERM; TERMINATION. This Agreement shall commence as of the date hereof and continue thereafter for a term of ten years unless and until terminated upon the earlier of (a) not less than thirty (30) days' prior written notice by either Party to the other at any time for any reason or (b) a Change in Control of LTC (the "Termination Date", with the term of this Agreement as set forth in this Section 3 being referred to as the "Term").

   4.  PAYMENTS TO LTC.

       4.1.   GENERALLY.

              (a) FULL MONTH. With respect to each Full Month, in consideration of the Services provided by LTC hereunder, Healthcare shall pay to LTC fees equal to 25% of (1) the aggregate amount of all wages, salaries and bonuses paid to LTC Employees and (2) the aggregate amount of rent paid by LTC for rental of its principal corporate office located at 300 Esplanade Drive, Suite 1860, Oxnard, CA 93030 (the "Principal Office") during the Full Month.

              (b) FIRST MONTH AND LAST MONTH. With respect to any First Month or Last Month, in consideration of the Services provided by LTC hereunder, Healthcare shall pay to LTC fees equal to the product of:

                     (i) 25% of (1) the aggregate amount of all wages, salaries and bonuses paid to LTC Employees and (2) the aggregate amount of rent paid by LTC for rental of the Principal Office during the First Month or Last Month, as the case may be; and

                     (ii) the number of days in the First Month or the Last Month, as the case may be, which are included in the Term, divided by the total number of days in the First Month or the Last Month, as the case may be.

       4.2. STATEMENT FROM LTC. Promptly and in any event not later than ten (10) days following the end of each Month, LTC shall provide to Healthcare a statement setting forth (i) a list of the LTC Employees, (ii) the aggregate amount of all wages, salaries and bonuses paid to LTC Employees during the Month and (iii) the aggregate amount of rent paid by LTC for rental of the Principal Office during the Month.

       4.3. PAYMENT BY HEALTHCARE. Promptly and in any event not later than five (5) days after delivery by LTC of each statement referred to in
Section 4.2, Healthcare shall pay to LTC the Monthly Fee applicable to the Month to which such statement relates.

   5. EMPLOYEE BENEFIT PLANS. From and after the Distribution Date, LTC shall permit the LTC Employees to continue to participate in the Employee Benefit Plans on the same basis as such persons participated immediately prior to the Distribution Date, provided, however, nothing contained in this Agreement shall prohibit LTC from modifying or terminating any one or more of the Employee Benefit Plans so long as such modification or termination shall apply to all participants in such Employee Benefit Plans. LTC shall provide Healthcare with thirty (30)

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days' prior written notice of its intent to terminate any Employee Benefit
Plan or effect the modification thereof in a manner adverse to Healthcare; provided that no such notice shall be required for any Employee Benefit Plan which terminates by its terms without any action by LTC.

   6. EMPLOYEES. Nothing in this Agreement shall prohibit Healthcare from independently hiring one or more Healthcare Employees; provided, however, that (i) all wages, salaries, payroll taxes, and employee benefits with respect to Healthcare Employees shall be Healthcare's sole responsibility, and (ii) Healthcare Employees shall not be subject to this Agreement.

   7.  GENERAL.

       7.1. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

       7.2. ACCESS TO INFORMATION; COOPERATION. LTC and Healthcare and their authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other Party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such Party.

       7.3. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the Parties hereto.

       7.4. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       7.5. SEVERABILITY. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.


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       7.6.   NOTICES.  Notices shall be sent to the Parties at the following addresses:

                            LTC Properties, Inc.
                            300 Esplanade Drive, Suite 1860
                            Oxnard, California  93030
                            Attn:  James J. Pieczynski
                            Facsimile:  (805) 981-8663


                            LTC Healthcare, Inc.
                            300 Esplanade Drive, Suite 1860
                            Oxnard, California  93030
                            Attn:  James J. Pieczynski
                            Facsimile:  (805) 981-8663

       Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any Party to this Agreement may change its address for notice by giving written notice to the other Party at the address and in accordance with the procedures provided above.

       7.7. FURTHER ACTION. Healthcare and LTC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other Party to implement the terms and provisions of this Agreement.

       7.8. AMENDMENTS; WAIVERS. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the Party or Parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

       7.9. GOVERNING LAW. This Agreement and the rights and obligations of the Parties hereunder shall be governed by the laws of the State of California, without regard to the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a Party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

       7.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be


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binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, this Agreement shall govern.

       7.11. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section
9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

       7.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

       7.13. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

       7.14. EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be charged to the Party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the Parties.

       7.15. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any Party hereto, each Party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Parties hereunder shall be specifically enforceable.

       7.16. PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

                               [SIGNATURE PAGE FOLLOWS]

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       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   LTC PROPERTIES, INC., a Maryland corporation

                                   By:  ______________________________________
                                        Name:  _______________________________
                                        Title: _______________________________

                                   LTC HEALTHCARE, INC., a Nevada corporation

                                   By:  _____________________________________
                                        Name:  _______________________________
                                        Title: _______________________________


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